UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2012
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Introductory Note

On December 21, 2012, Versant Corporation, a California corporation (“Versant” or the “Company”), completed its acquisition by Actian Corporation, a Delaware corporation (“Actian”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 21, 2012, among the Company, Actian and Actian Sub I, Inc., a California corporation (“Merger Sub”) and a wholly-owned subsidiary of Actian, providing for the merger of Merger Sub with and into Versant (the “Merger”), after which Versant continues as the surviving corporation and as a wholly-owned subsidiary of Actian.

At the time the Merger became effective (the “Effective Time”), each share of common stock of Versant (the “Versant Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than dissenting shares of Versant Common Stock and any shares of Versant Common Stock owned by any of: Versant, a wholly owned subsidiary of Versant, Actian, Merger Sub or another wholly-owned subsidiary of Actian) was canceled and converted into the right to receive $13.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). At the Effective Time, all holders of shares of Versant Common Stock outstanding prior to the Effective Time ceased to have any rights as shareholders of Versant other than the right to receive the Merger Consideration. In addition, as of the Effective Time:

•
each option to purchase Versant Common Stock that was outstanding and unexercised immediately prior to the Effective Time (each, an “Option”) was cancelled and each Option with an exercise price per share of less than $13.00 entitled the holder thereof to receive, in respect of such Option, an amount of cash equal to the (i) the amount by which $13.00 per share exceeded the exercise price per share of such Option multiplied by (ii) the number of shares of Versant Common Stock as to which such Option was vested and exercisable as of immediately prior to the Effective Time, without interest and less any applicable withholding taxes; and

•
each restricted stock unit to acquire Versant Common Stock that was outstanding immediately prior to the Effective Time (each, an “RSU”) was cancelled and entitled the holder thereof to receive, in respect of such RSU, an amount in cash equal to the product of (i) $13.00 per share multiplied by (ii) the number of shares of Versant Common Stock as to which such RSU was vested as of immediately prior to the Effective Time, without interest and less any applicable withholding taxes.

The aggregate purchase price for all equity securities of the Company was approximately $36.6 million plus transaction expenses. Actian financed the transaction with cash on hand.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 21, 2012 with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information in Item 5.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on December 20, 2012 Versant notified the NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger to be effective on December 21, 2012 and its determination to withdraw the Versant Common Stock from listing on Nasdaq and requested NASDAQ to, among other things, suspend trading of Versant's common stock on the NASDAQ Capital Market prior to commencement of trading on December 21, 2012 and file with the SEC a Form 25 to delist the Versant Common Stock from the NASDAQ Capital Market and deregister the Versant Common Stock under Section 12(b) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information in the Introductory Note and Items 3.01 and 5.02 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

As of the Effective Time of the Merger on December 21, 2012, Uday Bellary, Anthony Bettencourt, Dr. Robert Brammer, William Henry Delevati, Herbert May and Bernhard Woebker, who comprised all of the members of Versant's board of directors at the time of the Merger, resigned from the board of directors of Versant and the directors of Merger Sub became the members of the board of directors of Versant as of the Effective Time.

In addition, at the Effective Time, the Board-appointed officers of Versant in office at the time of the Merger, including Bernhard Woebker, (Chief Executive Officer and President), Jerry Wong (Vice President, Finance, Chief Financial Officer and Secretary) and Paul McCullugh (Executive Vice President of Worldwide Sales and Marketing) resigned their offices, but not their employment as of the Effective Time, with Versant and the officers of Merger Sub became the officers of Versant. Mr. Wong's resignation of his officer position, constituted a “Good Reason Event” as that term is defined in that certain Retention Incentive Agreement dated as of September 9, 2009 between Versant and Jerry Wong and as further discussed in the Versant definitive proxy statement on Schedule 14A filed with the SEC on November 30, 2012.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Pursuant to the Merger Agreement, at the Effective Time, Versant's articles of incorporation were amended and restated as set forth in an exhibit to the Merger Agreement. In connection with the consummation of the Merger, Versant's bylaws were amended and restated to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time. The amended and restated articles of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of Versant's shareholders was held on December 20, 2012 (the “Special Meeting”). Set forth below are descriptions of the matters voted on at the Special Meeting and the results of the voting at the Special Meeting.

1.
Proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of November 21, 2012, by and among Versant, Actian Corporation and Actian Sub I, Inc. and the Merger of Actian Sub I, Inc. into Versant provided for in such agreement

For	Against	Abstain	Broker Non-Vote
1,925,722	15,472	153	—

2.	Proposal to approve, on a non-binding advisory basis, certain “golden parachute” compensation that may be paid to or become payable to Versant's named executive officers in connection with the Merger.

For	Against	Abstain	Broker Non-Vote
1,885,127	38,227	17,993	—

3.
The proposal to approve the adjournment of the Special Meeting to a later time or date was withdrawn as it was not necessary because there were sufficient votes at the time of the special meeting to approve the adoption of the Merger Agreement and no other business properly came before the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On December 21, 2012, Actian issued a press release announcing the closing of the Merger, the text of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 21, 2012, by and among Actian Corporation, Actian Sub I, Inc., and Versant Corporation (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on November 21, 2012).

3.1	Amended and Restated Articles of Incorporation of Versant Corporation.

3.2	Amended and Restated Bylaws of Versant Corporation.

99.1	Press Release issued on December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 21, 2012
By: /s/ Marc Monahan
Marc Monahan, Chairman of the Board

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of November 21, 2012, by and among Actian Corporation, Actian Sub I, Inc., and Versant Corporation (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on November 21, 2012).

3.1	Amended and Restated Articles of Incorporation of Versant Corporation.
3.2	Amended and Restated Bylaws of Versant Corporation.
99.1	Press Release issued on December 21, 2012.